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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                         Date of Report: March 31, 2003
                        (Date of earliest event reported)

                              TFC ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                    0-22910
     (State or Other          (Commission File Number)        54-1306895
       Jurisdiction                                          (IRS Employer
    of Incorporation)                                      Identification No.)

          5425 Robin Hood Road, Suite 101B              23513
                 Norfolk, Virginia                    (Zip Code)
      (Address of Principal Executive Offices)

               Registrant's telephone number, including area code:
                                 (757) 858-1400
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Item 5. Other Events and Required FD Disclosure.

         On March 31, 2003, TFC Enterprises, Inc. (the "Company"), Consumer Portfolio Services Inc. ("CPS") and CPS Mergersub., Inc.("Merger Sub") announced that they had entered into an agreement and plan of merger (the "Merger Agreement"), dated as of March 31,2003, providing for the merger of the Company and Merger Sub. If the merger is completed, the Company will become a wholly-owned subsidiary of CPS, and the holders of the common stock of the company will be entitled to receive $1.87 for each for their shares of common stock of the Company.

         In connection with the merger, Robert S. Raley, Jr., Founder and Chief Executive Officer, has entered into a consulting agreement with the Company's principal operating subsidiary, The Finance Company ("TFC") in which he has agreed, upon the consummation of the merger, to terminate his existing employment agreement, and to thereafter act as a consultant to TFC in return for $300,000 a year for the next thirty-six months.

         A copy of the Merger Agreement and the Consulting Agreement are attached hereto as exhibits as well as a copy of the press release announcing the merger. This summary is qualified in its entirety by reference to such exhibits.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.
         Exhibit   Description
         No.

         2.1 Agreement and Plan of Merger, dated as of March 31, 2003, among CPS, Mergersub., Inc. and TFC Enterprises, Inc.

         10.1 Consulting Agreement, dated as of March 31, 2003, between TFC and Robert S. Raley, Jr.

         99.1      Press Release issued by Registrant on March 31, 2003.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFC ENTERPRISES, INC.
Dated: March 31, 2003 By: /s/ Ronald G. Tray
                          -------------------
Ronald G. Tray
President

INDEX TO EXHIBITS

No.      Description

2.1 Agreement and Plan of Merger, dated as of March 31, 2003, among CPS Merger Sub., Inc. and TFC Enterprises, Inc.

10.1 Consulting Agreement, dated as of March 31, 2003, among CPS Merger Sub., Inc. and Robert S. Raley, Jr.

99.1     Press release issued by Registrant on March 31, 2003.